EXHIBIT 25.2

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)     |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank) One Wall Street, New York, N.Y. (Address of principal executive offices)	13-5160382 (I.R.S. employer identification no.) 10286 (Zip code)

Hub International Limited
(Exact name of obligor as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization) 55 East Jackson Boulevard Chicago, IL (Address of principal executive offices)	36-4412416 (I.R.S. employer identification no.) 60604 (Zip code)

Subordinated Debt Securities
(Title of the indenture securities)